Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado
We consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Amendment No. 1 to Form S-3 of our report dated December 14, 2008, except for the effects of the restatement discussed in Notes 2 and 21, as to which the date is December 14, 2009, and except for the effects of the October 1, 2009 adoption of the new accounting standard requiring retrospective application discussed in Note 3, as to which the date is March 10, 2010, relating to the consolidated financial statements of Rentech, Inc. appearing in the annual report on Form 10-K of Rentech, Inc. for the year ended September 30, 2009, as amended by Amendment No. 1 on Form 10-K/A.
We also consent to the reference to us under the caption “Experts” in the prospectus which is part of this registration statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 18, 2010